Exhibit 10.11B

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) by and between Alan Shaw, Ph.D. (“Executive”) and Codexis, Inc., a Delaware corporation (the “Company”), is made effective as of the date Executive signs this Agreement (the “Effective Date”) with reference to the following facts:

A. Executive’s employment with the Company and status as an officer, director and employee of the Company and each of its affiliates will end effective upon the Termination Date (as defined below).

B. Executive and the Company want to end their relationship amicably and also to establish the obligations of the parties including, without limitation, all amounts due and owing to the Executive.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. Termination Date. Executive acknowledges and agrees that his status as an officer, director and employee of the Company and as an officer and/or director of the Company’s subsidiaries will end effective as of February 17, 2012 (the “Termination Date”). Executive hereby agrees to execute such further document(s) as shall be determined by the Company as necessary or desirable to give effect to the termination of Executive’s status as an officer and, if applicable, director of the Company and each of its subsidiaries; provided that such documents shall not be inconsistent with any of the terms of this Agreement.

2. Transition Consulting Services.

(a) Consulting Period. During the period of time (the “Consulting Period”) commencing on the Termination Date and ending on the six (6) month anniversary of the Termination Date (the “Consulting Period End Date”), Executive shall be available to provide services to the Company, on a non-exclusive basis, as a consultant and shall provide such transition services (the “Transition Services”) as necessary in Executive’s areas of expertise and work experience and responsibility as may be requested by the Board of Directors of the Company (the “Board”). Executive acknowledges and agrees that, during the Consulting Period, Executive shall not, directly or indirectly, become employed by or provide assistance to any competitor of the Company. During the Consulting Period, Executive reaffirms his commitment to remain in compliance with that certain Confidential Information, Secrecy, and Invention Agreement entered into between Executive and Maxygen, the former parent corporation of the Company, as of September 14, 2001 (the “Confidentiality Agreement”), it being understood that the term “employment” as used in the Confidentiality Agreement shall include the Transition Services during the Consulting Period.

(b) Consulting Fees. In exchange for the performance of the Transition Services, for the Consulting Period, the Company shall pay to Executive monthly consulting fees as an independent contractor (the “Consulting Fees”) in an amount equal to $42,083.34 per month, which represents the monthly amount paid to Executive by the Company as Executive’s base salary at the rate in effect immediately prior to Termination Date. The Consulting Fees will be paid to Executive in accordance with the Company’s standard payment procedures for consultants and independent contractors.

(c) Benefits. As an independent contractor, Executive understands and agrees that, while performing any services for the Company after the Termination Date, Executive shall not be eligible to participate in or accrue benefits under any Company benefit plan for which status as an employee of the Company is a condition of such participation or accrual. To the extent that Executive were deemed eligible to participate, as an employee, in any Company benefit plan, he hereby waives his participation.

(d) Stock Options. During the Consulting Period, Executive’s options to purchase shares of Company common stock (collectively, “Options”) pursuant to the terms of the Company’s 2002 Equity Incentive Plan, as amended, and 2010 Equity Incentive Award Plan, as amended (the “2010 Plan”), and the option agreements entered into to evidence such Options (each such agreement an “Option Agreement”) shall continue to vest and become exercisable in accordance with their original vesting schedules, subject to Executive continuing to provide the Transition Services to the Company. In the event Executive ceases to provide the Transition Services, Executive’s unvested equity awards shall be forfeited as of the date of such complete cessation of services. Each of Executive’s equity awards that is not vested as of the Consulting Period End Date shall terminate for no consideration and be of no further effect.

Executive shall have until March 16, 2012 to elect in writing, on a grant-by-grant basis, to amend each Option Agreement evidencing an Option held by Executive that is vested as of the Consulting Period End Date to the extent necessary to provide that such Option shall remain exercisable until the earlier of (i) March 31, 2013, (ii) the original expiration date of the Option or (iii) the closing of a Change in Control (as defined in the 2010 Plan) of the Company. If Executive does not make such election before March 16, 2012, then such Option(s) shall remain exercisable following the Termination Date as provided in the applicable Option Agreement(s). Executive acknowledges that upon making such an election, each unexercised “incentive stock option” within the meaning of Section 422 of the Code shall be deemed modified for the purposes of Section 424 of the Code and, to the extent the exercise price thereof is lower than the fair market value of the Company’s common stock as of the date of the election or to the extent the election is made after the Termination Date, such Option shall no longer qualify as an incentive stock option and Executive will lose the potentially favorable tax treatment associated with such option. If Executive desires to exercise any vested Options, Executive must follow the procedures set forth in Executive’s Option Agreements, including payment of the exercise price and any withholding obligations. If by the earliest date specified above in this Section 2(d) the Company has not received a duly executed notice of exercise and remuneration in accordance with Executive’s Option Agreements, Executive’s vested Options shall automatically terminate for no consideration and be of no further effect.

(e) Independent Contractor Status. Executive and the Company acknowledge and agree that, during the Consulting Period, Executive shall be an independent contractor. During the Consulting Period and thereafter, Executive shall not be an agent or employee of the Company and shall not be authorized to act on behalf of the Company. The Company will not make deductions for taxes from any Consulting Fees paid hereunder. Personal income and self-employment taxes for Consulting Fees paid to Executive hereunder shall be the sole responsibility of Executive. Executive agrees to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties resulting from any failure by Executive to make required personal income and self-employment tax payments with respect to the Consulting Fees.

(f) Protection of Information. Executive agrees that, during the Consulting Period and thereafter, Executive will not, except for the purposes of performing the Transition Duties, seek to obtain any confidential or proprietary information or materials of the Company.

3. Final Paycheck; Payment of Accrued Wages and Expenses.

(a) Final Paycheck. As soon as administratively practicable on or after the Termination Date, the Company will pay Executive all accrued but unpaid base salary and all accrued and unused vacation earned through the Termination Date, subject to standard payroll deductions and withholdings. Executive is entitled to these payments regardless of whether Executive executes this Agreement or a Release of Claims (as defined below).

(b) Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Termination Date which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses, including, without limitation, expenses incurred pursuant to Executive’s services as a director of any of the Company’s subsidiaries.

4. Separation Payments and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to the execution of this Agreement and, on or within thirty (30) days following the Consulting Period End Date, the General Release of Claims attached hereto as Exhibit A (the “Release of Claims”) and Executive’s performance of his continuing obligations pursuant to this Agreement and the Confidentiality Agreement, to provide Executive the severance benefits set forth below. Specifically, the Company and Executive agree as follows:

(a) Severance. For the twelve (12)-month period commencing on the Consulting Period End Date (the “Severance Period”), Executive shall be entitled to receive the continued payment of his base salary (the aggregate amount for such twelve (12)-month period, $505,000.00), subject to continuing compliance by Executive with the terms hereof and the Release of Claims. Such payment shall be made in substantially equal installments on a periodic basis in accordance with the Company’s normal payroll practices.

(b) Bonus. The Company shall pay Executive an amount equal to $220,500.00, which represents Executive’s bonus for fiscal year 2011, less required withholding taxes, such payment to be made in a single cash lump sum no later than thirty (30) days following the Termination Date.

(c) Healthcare Continuation Coverage. If Executive elects to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall directly pay, or reimburse Executive for, that portion of the premium for Executive and Executive’s covered dependents necessary such that Executive contributes the same amount to COBRA coverage as Executive contributed to medical, dental and vision coverage prior to the date of this Agreement, such payment or reimbursement to continue until the earlier of (i) the end of the Severance Period or (ii) the date Executive becomes eligible for comparable coverage under another employer’s plans, provided that Executive submits documentation to the Company substantiating his payments for COBRA coverage. Any such reimbursement payments, if applicable, shall be made to Executive no later than twenty (20) days after

Executive’s submission of documentation to the Company substantiating his payments for COBRA coverage. After the Company ceases to pay premiums pursuant to the preceding sentence, Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA.

(d) Professional Advisor Fees. The Company shall reimburse Executive for the reasonable attorneys’ and professional tax advisors’ fees and related expenses and disbursements incurred by Executive in connection with Executive’s separation of employment with the Company and the negotiation and preparation of this Agreement, in an aggregate amount not to exceed $7,500.

(e) Taxes. Executive understands and agrees that all payments under this Agreement will be subject to appropriate tax withholding and other deductions. To the extent any taxes may be payable by Executive for the benefits provided to him by this Agreement beyond those withheld by the Company, Executive agrees to pay them himself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys’ fees and costs, resulting from any failure by him to make required payments. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Code, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

(f) SEC Reporting. Executive acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), he or she will have continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report his transactions in Company common stock for six (6) months following the Termination Date. Executive hereby agrees not to undertake, directly or indirectly, any reportable transactions which include, but are not limited to, buying, selling or otherwise disposing of any common stock of the Company held by Executive until the end of such six (6) month period.

(g) Sole Separation Benefit. Executive agrees that the payments provided by this Section 4 are not required under the Company’s normal policies and procedures and are provided as a severance solely in connection with this Agreement and the Release of Claims. Executive acknowledges and agrees that the payments referenced in this Section 4 constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement and the Release of Claims.

5. Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and the termination thereof. Executive further acknowledges that, other than the Confidentiality Agreement and the Indemnification Agreement between Executive and the Company dated April 27, 2010 (the “Indemnification Agreement”), this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, any offer letter, employment agreement, severance and/or change in control agreement, and each such agreement other than the Option Agreements shall be deemed terminated and of no further effect as of the Termination Date.

6. Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 6, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.

(a) On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the California Labor Code; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b) Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii) Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(iv) Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;

(v) Claims for indemnification under the Indemnification Agreement, the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law; and

(vi) Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.

(c) EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

7. Non-Disparagement, Transition, Transfer of Company Property and Limitations on Service. Executive further agrees that:

(a) Non-Disparagement. Executive agrees that he shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. The Company agrees that it shall not, and it shall instruct its officers and members of its Board of Directors to not, disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 7(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.

(b) Transition. Each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties to other executive(s) of the Company.

(c) Transfer of Company Property. On or before the Termination Date, Executive shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he had in his possession, custody or control at the time he signed this Agreement.

8. Executive Representations. Executive warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will immediately cause it to be withdrawn and dismissed, (b) he has reported all hours worked as of the date of this

Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement, (c) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.

9. No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.

10. Non-Solicitation. Without limiting the Confidentiality Agreement, Executive hereby agrees that Executive shall not, at any time during the Consulting Period or within the one (1) year period immediately following the Termination Date, directly or indirectly, either for himself or on behalf of any other person, recruit or otherwise solicit or induce any employee or consultant of the Company to terminate its employment or arrangement with the Company, or otherwise change its relationship with the Company. Notwithstanding the foregoing, nothing herein shall prevent Executive from directly or indirectly hiring any individual who submits a resume or otherwise applies for a position in response to a publicly posted job announcement or otherwise applies for employment with any person with whom Executive may be associated absent any violation of Executive’s obligations pursuant to the preceding sentence.

11. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.

12. Miscellaneous. This Agreement, collectively with the Confidentiality Agreement, the Indemnification Agreement, the Option Agreements and the General Release of Claims attached as Exhibit A hereto comprise the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof. The Company and Executive acknowledge that the termination of the Executive’s employment with the Company is intended to constitute an involuntary separation from service for the purposes of Section 409A of the Code, and the related Department of Treasury regulations. Executive acknowledges that there are no other agreements, written, oral or implied, and that he may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13. Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

14. Maintaining Confidential Information. Executive reaffirms his obligations under the Confidentiality Agreement. Executive acknowledges and agrees that the payments provided in Section 4 above shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement.

15. Executive’s Cooperation. After the Termination Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment.

(Signature page(s) follow)

IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: February 17, 2012
/s/ Alan Shaw Ph.D.
Alan Shaw, Ph.D.

CODEXIS, INC.
DATED: February 17, 2012
	By:	/s/ Doug Sheehy
Doug Sheehy
Senior Vice President and General Counsel

S-1

EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of                     , 2012, between Alan Shaw, Ph.D. (“Executive”) and Codexis, Inc., a Delaware corporation (the “Company”) (collectively referred to herein as the “Parties”), effective eight (8) days after Executive’s signature hereto (the “Effective Date”), unless Executive revokes his acceptance of this Release as provided in Paragraph 1(c), below.

1. Executive’s Release of the Company. Executive understands that by agreeing to this Release, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Release.

(a) On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, including Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, any Claims arising under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the California Labor Code; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b) Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii) Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(iv) Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;

(v) Claims for indemnification under the Indemnification Agreement between Executive and the Company dated April 27, 2010, the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law; and

(vi) Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.

(c) In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:

(i) Executive has the right to consult with an attorney before signing this Release;

(ii) Executive has been given at least twenty-one (21) days to consider this Release;

(iii) Executive has seven (7) days after signing this Release to revoke it, and Executive will not receive the severance benefits provided by Section 4 of that certain Transition and Separation Agreement entered into between the Parties as of February 17, 2012 (the “Transition and Separation Agreement”) unless and until such seven (7) day period has expired. If Executive wishes to revoke this Release, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. Pacific Time on the 7th day following Executive’s execution of this Release to Doug Sheehy, SVP & General Counsel, 200 Penobscot Drive, Redwood City, CA 94063, fax: (650) 421-8108.

(d) EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

2. Executive Representations. Executive represents and warrants that:

(a) Executive has returned to the Company all Company property in Executive’s possession;

(b) Executive is not owed wages, commissions, bonuses or other compensation, other than any payments that become due under Section 4 of the Transition and Separation Agreement;

(c) During the course of Executive’s employment Executive did not sustain any injuries for which Executive might be entitled to compensation pursuant to worker’s compensation law or Executive has disclosed any injuries of which he is currently, reasonably aware for which he might be entitled to compensation pursuant to worker’s compensation law;

(d) From the date Executive executed the Transition and Separation Agreement through the date Executive executes this Release, Executive has not made any disparaging comments about the Company, nor will Executive do so in the future; and

(e) Executive has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will Executive do so in the future, except as specifically allowed by this Release.

3. Maintaining Confidential Information. Executive reaffirms his obligations under that certain Confidential Information, Secrecy, and Invention Agreement entered into between Executive and Maxygen, the former parent corporation of the Company, as of September 14, 2001 (the “Confidentiality Agreement”). Executive acknowledges and agrees that the payments provided in Section 4 of the Transition and Separation Agreement shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement.

4. Non-Solicitation. Executive reaffirms his obligations pursuant to Section 10 of the Transition and Separation Agreement.

5. Cooperation with the Company. Executive reaffirms his obligations to cooperate with the Company pursuant to Section 13 of the Transition and Separation Agreement.

6. Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

7. Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

8. Integration Clause. This Release and the Transition and Separation Agreement contain the Parties’ entire agreement with regard to the transition and separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and the Chief Executive Officer of the Company.

9. Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.

10. Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

(Signature page(s) follow)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EXECUTIVE	CODEXIS, INC.

Alan Shaw, Ph.D.	By:
Title:

Date:	Date: